June 25, 2015 Conference Call Presentation to Discuss Acquisition of Tri-State 1st Banc, Inc. Exhibit 99.1

Disclosure Statement
Forward-Looking Statements
This investor presentation contains forward-looking statements within the meaning of the Private Securities Litigation
Reform Act of 1995. These statements are not historical facts, but rather statements based on the Company's current expectations regarding our business strategies and their intended results and future performance. Forward-looking statements are preceded by terms such as "expects," "believes," "anticipates," "intends" and similar expressions, as well as any statements related to future expectations of performance or conditional verbs, such as "will," "would,"
"should," "could," or "may."
Forward-looking statements are not guarantees of future performance. Numerous risks and uncertainties could cause or contribute to the Company's actual results, performance, and achievements to be materially different from those expressed or implied by the forward-looking statements. Factors that may cause or contribute to these differences include,
without
limitation,
the
Company's
failure
to
integrate
Tri-State
1
st
Banc,
Inc.
and
1
st
National
Community
Bank
in
accordance
with
expectations;
deviations
from
performance
expectations
related
to
Tri-State
1
st
Banc,
Inc.
and
1
st
National Community Bank; general economic conditions, including changes in market interest rates and changes in monetary and fiscal policies of the federal government; legislative and regulatory changes; competitive conditions in the banking markets served by the Company's subsidiaries; the adequacy of the allowance for losses on loans and the level of future provisions for losses on loans; and other factors disclosed periodically in the Company's filings with the
Securities and Exchange Commission.
Because of the risks and uncertainties inherent in forward-looking statements, readers are cautioned not to place undue reliance on them, whether included in this report or made elsewhere from time to time by the Company or on the
Company's behalf. The Company assumes no obligation to update any forward-looking statements.

Additional Information for Stockholders
In
connection
with
the
proposed
merger,
Farmers
will
file
with
the
Securities
and
Exchange
Commission
("SEC")
a
Registration Statement on Form S-4 that will include a joint proxy statement and a Farmers prospectus, as well as other relevant documents concerning the proposed transaction.
SHAREHOLDERS OF FARMERS AND TRI-STATE 1ST BANC, INC. AND OTHER INVESTORS ARE URGED
TO CAREFULLY READ THE PROXY STATEMENT/PROSPECTUS TO BE INCLUDED IN THE REGISTRATION
STATEMENT
ON
FORM
S-4,
WHICH
FARMERS
WILL
FILE
WITH
THE
SEC
IN
CONNECTION
WITH
THE
PROPOSED MERGER, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT FARMERS, TRI-
STATE
1ST
BANC,
INC.,
THE
MERGER,
THE
PERSONS
SOLICITING
PROXIES
WITH
RESPECT
TO
THE
PROPOSED MERGER AND THEIR INTERESTS IN THE PROPOSED MERGER AND RELATED MATTERS.
The
respective
directors
and
executive
officers
of
Farmers
and
Tri-State
1
st
Banc,
Inc.
and
other
persons
may
be
deemed
to
be
participants
in
the
solicitation
of
proxies
from
Tri-State
1
st
Banc,
Inc.
and
Farmers
shareholders
with
respect to the proposed merger. Information regarding the directors and executive officers of Farmers is available in its proxy
statement
filed
with
the
SEC
on
March
13,
2015.
Information
regarding
directors
and
executive
officers
of
Tri-
State 1
st
Banc, Inc. is available on its website at http://www.1stncb.com. Other information regarding the participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained
in
the
proxy
statement/prospectus
and
other
relevant
materials
to
be
filed
with
the
SEC
when
they
become
available.
Investors and security holders will be able to obtain free copies of the registration statement (when available) and other documents
filed
with
the
SEC
by
Farmers
through
the
website
maintained
by
the
SEC
at
http://www.sec.gov.
Copies
of the documents filed with the
SEC
by Farmers will be available free of charge on Farmers' website at
https://www.farmersbankgroup.com.

•
Acquisition of National Bancshares Corp. completed on June 19 th
–
Closing
occurred
in
the
2
nd
Quarter
of
2015
as
expected
–
Creates
the
third
largest
community
bank
by
asset
size
headquartered
in
Northeastern
Ohio
(1)
–
Enhances scale, profitability, growth potential, and brand recognition
–
Integration progressing as expected
•
Farmers intends to remain a strategic
acquirer within its core and contiguous
markets.  Yesterday’s announcement
of the TSOH
transaction further
illustrates our commitment to
identifying opportunities to help
Farmers continue to enhance its
franchise value.
•
Near-term focus will be on seamless
integration of both transactions.
4
NBOH
Transaction Update
(1)
Community Banks defined as those with assets less than $20.0 billion.  Northeast Ohio includes area codes 216, 330 and 440
History of Acquisition and
Business Development
•
2009 Acquired the Butler Wick Trust Company
•
2010 Created Farmers National Insurance
•
2012 Rolled Out Private Client Services
•
2013 Acquired National Associates
•
2015 Acquired National Bancshares Corporation
•
2015
Announced
acquisition
of
Tri-State
1
st
Banc,
Inc.

OHIO
Cleveland
Sandusky
Lorain
Elyria
Akron
Alliance
Canton
Mansfield
Pittsburgh
Weirton
90
6
322
480
77
422
80
42
271
71
250
76
30
62

(1)
Based on FMNB’s stock price of $8.20 on June 23, 2015
Source: SNL Financial
FMNB Branches (33)
TSOH Branches (5)
Pro Forma Highlights
Branches
38
Assets
$1.8
Billion
Loans
$1.2
Billion
Deposits
$1.5
Billion
Market Cap
$221
Million
•
Strengthens presence in attractive
Columbiana County while underscoring
Farmers’ commitment to the community
–
Pro-forma,
Farmers’
will
rank
2
nd
in
market
share
with ~20% of the county’s deposits, trailing only
Huntington
–
TSOH provides an attractive deposit base with
$54.3 million of demand deposits and an overall
cost of deposits of 0.19%
•
Expands wealth management client base
•
President & CEO Steve Sant
to continue as
Community President of the South East
Market (Southern Columbiana County and
Western PA)
–
Experienced leader with prior experience at Sky
and First Western
Transaction Highlights
TSOH Acquisition
1

•
Each shareholder of TSOH will elect to receive $14.20 per share in cash or 1.747 shares of FMNB, subject to 75% of the shares being exchanged for stock and 25% for cash
•
$14.2 million based on FMNB’s closing price of $8.20 on
June 23,
2015
Structure/Consideration
•
Deal value/tangible book value of 134%
1,2
•
Deal value/ LTM Earnings of 18.7x
1
•
Core deposit premium of 2.9%
1,3
Transaction Multiples
•
Transaction expected to be accretive to earnings per share by approximately 5% in the first full year of combined operations
(excluding one-time merger charges)
•
<2% dilutive to TBV with dilution earned back in 2.3 years
•
Projected IRR of over 20%
Financial Impact
•
Customary regulatory approvals and TSOH shareholder approval
•
Estimated close Q4 2015
Required Approvals/
Timing
(1)
Deal pricing metrics based on aggregate $14.2 million deal value and TSOH 3/31/2015  financials
(2)
Tangible book value as of 3/31/2015 adjusted for sales of Cooper, Gateminder, and MDH
(3)
Core deposit premium defined as aggregate deal value less TSOH’s tangible equity divided by TSOH’s deposits less time deposit accounts with balances over $100,000
Transaction Overview

FARMERS NATIONAL BANC CORP.

East Fairfield
Big Beaver
154
Williamsport
30
Ohioville
376
Glenmoor
7
68
39
168

1
st
National Community Bank
Loan Mix
(Bank Level)
Deposit Mix
(Bank Level)
Regulatory Financial Highlights
1    National
Community
Bank
(5)
Parent Name
Tri-State 1st Banc, Inc.
Date Established
6/1/1987
Industry
Commercial Bank
Primary Regulator
OCC
Chief Executive Officer
Stephen R. Sant
Number of Offices
5
Chief Financial Officer
Jean Butch Edwards
States of Operation
OH(4),PA(1)
Branch Map
Overview
Source: SNL Financial
1 -
4 Family
RE
34%
Commercial
RE
32%
C&I
14%
Consumer
11%
Other
9%
Demand
Deposits
44%
NOW and
ATS
8%
MMDA and
Savings
26%
Retail Time
19%
Jumbo
Time
3%
Dollars in thousands
1 -
4 Family RE
22,570
$
Commercial RE
21,427
C&I
9,161
Consumer
7,349
Other
6,443
Gross Loans and Leases
66,950
$
Dollars in thousands
Demand Deposits
54,320
$
NOW and ATS
9,999
MMDA and Savings
32,016
Retail Time
23,327
Jumbo Time
3,284
Total Deposits
122,946
$
st
2011
2012
2013
2014
YTD 3/31
Total Assets ($000)
130,195
136,601
124,060
130,363
138,974
Total Net Loans ($000)
60,316
62,100
66,342
66,133
66,125
Total Deposits ($000)
103,223
102,052
108,176
114,308
122,946
Tangible Common Eqty ($000)
12,889
14,075
11,538
12,916
13,325
ROAA (%)
0.61
0.70
0.74
0.72
0.64
ROAE (%)
6.64
7.33
7.77
7.50
6.55
Net Interest Margin (%)
3.62
3.33
3.27
3.48
3.45
TCE / TA (%)
9.90
10.30
9.30
9.91
9.59
Tier 1 Ratio (%)
17.38
17.72
15.91
16.89
18.41
TRBC Ratio (%)
18.64
18.98
17.16
18.09
19.70
NPAs / Assets (%)
1.80
1.30
1.66
1.29
1.25
NCOs / Avg Loans (%)
0.39
0.21
0.14
0.12
0.02
LLRs / Gross Loans (%)
1.99
1.76
1.47
1.23
1.23

•
Maintains and strengthens community banking presence in
Columbiana County
–
Opportunity to partner with a larger organization, yet still maintaining our community banking culture
•
Develops deeper, comprehensive banking platform with broader array of products and solutions for our customers
•
Presents a liquidity opportunity for TSOH
shareholders offering
them the opportunity to continue to grow their investment with a strong and growing company
•
Combined Company has additional synergies beyond cost
savings:  wealth management and increased lending limits
8
TSOH
Perspective:
Partnering with Farmers

Due Diligence Summary
•
Estimated credit mark of $1.1 million on the
loan portfolio ($313 thousand in excess of
3/31/2015 loan loss reserves)
•
Fair market value adjustment to fixed assets
of  $942 thousand
•
Projected cost savings of approximately
37% based on a bottoms up analysis of
TSOH’s
non-interest expense base
•
Assumes no revenue synergies, although we
believe opportunities exist to cross sell
Farmers’ wealth management products
•
Total after-tax, one-time merger charges are
estimated at
$1.7 million
Key Modeling Assumptions
•
Comprehensive due diligence process
•
Credit due diligence lead by Farmers’ in-
house lending team and supplemented by
BKD, LLC (“BKD”)
•
Analyzed credit files, underwriting
methodology and policy and portfolio
management processes
•
FMNB’s
credit reviews focused on the
largest relationships, adversely classified
assets and watch list loans
•
BKD
also engaged to provide analysis of
potential interest rate marks to TSOH’s
assets & liabilities

Dollars in Thousands
For the period ended March 31, 2015
PF Farmers Natl Bk of Canfield
1st National Community Bank
Pro Forma
Construction & Development
44,662
$
4.1%
1,558
$
2.3%
46,220
$
4.0%
Secured by Farmland
52,906

4.9%
593

0.9%
53,499

4.6%
1 - 4 Family Real Estate
345,271

31.8%
22,570

33.7%
367,841

31.9%
5+ Family Real Estate
27,665

2.5%
1,715

2.6%
29,380

2.5%
Commercial Real Estate
265,457

24.4%
21,427

32.0%
286,884

24.9%
Agricultural
23,099

2.1%
-

0.0%
23,099

2.0%
Commercial & Industrial
124,529

11.5%
9,161

13.7%
133,690

11.6%
Consumer
164,770

15.2%
7,349

11.0%
172,119

14.9%
Other
38,644

3.6%
2,577

3.8%
41,221

3.6%
Gross Loans and Leases
1,087,003
$
100.0%
66,950
$
100.0%
1,153,953
$
100.0%
PF Farmers Natl. Bank of Canfield*
1
National Community Bank
Pro Forma
Yield:
4.47%
5.16%
4.51%
(1)
*Pro forma for the acquisition of National Bancshares Corporation
(1)
Pro forma yield calculated based on loan yield for the quarter ended March 31, 2015, and the weighted average of the loan portfolios
Source: SNL Financial
Note: Financials reflect reported bank level regulatory data
Pro Forma Loan Portfolio
C&D
4%
Farm
5%
32%
5+ Family
3%
Comm. RE
24%
Agriculture
2%
C&I
11%
Consumer
15%
Other
4%
Family
C&D
2%
Farm
1%
1 -
4
34%
5+ Family
2%
Comm. RE
32%
C&I
14%
Consumer
11%
Other
4%
Family
C&D
4%
Farm
5%
32%
5+ Family
2%
Comm. RE
25%
Agriculture
2%
C&I
12%
Consumer
15%
Other
4%
Family
1 -
4
1 -
4
st

Dollars in Thousands
For the period ended March 31, 2015
PF Farmers Natl Bk of Canfield
1st National Community Bank
Pro Forma
Demand Deposits
105,668
$
7.9%
54,320
$
44.2%
159,988
$
11.0%
NOW and ATS
56,049

4.2%
9,999

8.1%
66,048

4.5%
MMDA and Savings
897,631

67.5%
32,016

26.0%
929,647

64.0%
Retail Time Deposits ( < $100K)
159,078

12.0%
23,327

19.0%
182,405

12.6%
Jumbo Time Deposits ( > $100K)
111,077

8.4%
3,284

2.7%
114,361

7.9%
Total Deposits
1,329,503
$
100.0%
122,946
$
100.0%
1,452,449
$
100.0%
Cost:
0.36%
0.19%
0.35%
(1)
*Pro forma for the acquisition of National Bancshares Corporation
(1)
Source: SNL Financial
Note: Financials reflect reported bank level regulatory data
Pro Forma Deposit Mix
Demand
Deps.
8%
NOW and
ATS
4%
MMDA
and
Savings
68%
Retail
Time
12%
Jumbo
Time
8%
Demand
Deps.
44%
NOW and
ATS
8%
MMDA and
Savings
26%
Retail Time
19%
Jumbo
Time
3%
Demand
Deps.
11%
NOW and
ATS
4%
MMDA
and
Savings
64%
Retail
Time
13%
Jumbo
Time
8%
PF Farmers Natl. Bank of Canfield*
1
st
National Community Bank
Pro Forma
Pro forma deposit cost calculated based on deposit cost for the quarter ended March 31, 2015, and the weighted average of the deposit portfolios

•
Strengthens Farmers’ presence in Columbiana County and initiates entry into
Western Pennsylvania
•
Financially compelling: EPS accretive, minimal TBV
dilution and IRR north of
20%
•
Attractive core deposit mix
•
Enhanced Southern Columbiana County and Western Pennsylvania leadership with the addition of Steve Sant
•
Consistent with Farmers’ strategy of acquiring banks in contiguous/adjacent markets that help the Company grow its earnings and enhance its franchise value
12
Summary Highlights